United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 8, 2012

Integrated Healthcare Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-23511	87-0573331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 North Tustin Avenue, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 953-3503

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01.     Entry Into a Material Definitive Agreement.

Amendment No. 2 to Revolving Loan Facility

On June 8, 2012, Integrated Healthcare Holdings, Inc. (“IHHI”) and its subsidiaries, WMC-A, Inc., WMC-SA, Inc., Chapman Medical Center, Inc. and Coastal Communities Hospital, Inc. (together with IHHI, the “ Company ”) entered into Amendment No. 2 (the “Amendment ”) to the Credit and Security Agreement, dated as of August 30, 2010 (the “ Credit Agreement ”), by and among the Company, MidCap Funding IV, LLC, as assigned to it from MidCap Financial, LLC, as administrative agent and a lender, and Silicon Valley Bank, as a lender (collectively, the “Lenders”).

Under the Amendment, the minimum Revolving Loan Commitment Amount under the Credit Agreement was permanently reduced from $20,000,000 to $14,000,000, and the Lenders agreed that no Prepayment Fee will be payable in connection with such reduction. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to a copy of the Amendment, which is attached as an exhibit to this Current Report on Form 8-K.  The foregoing summary should be read in connection with such exhibit.  Capitalized terms used but not defined in this Report have the meanings that are used or set forth in the Amendment.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Report is incorporated under this Item by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Amendment No. 2 to the Credit and Security Agreement, dated June 8, 2012, by and among the Company, MidCap Funding IV, LLC, as Administrative Agent and Lender, and Silicon Valley Bank as Lender.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED HEALTHCARE HOLDINGS, INC.

Date: June 14, 2012	By:	/s/ Steven R. Blake
Steven R. Blake
Chief Financial Officer

3